Exhibit 10.2

PROMISSORY NOTE

$2,995,547.44	Fishers, Indiana
March 31, 2023

R E C I T A L S

WHEREAS, Borrower (defined below) and Lender (defined below) are parties to that certain Lease Transition Agreement, dated as of March 31, 2023 (together with all modifications, amendments, restatements, renewals and/or extensions thereof, collectively, the “Transition Agreement”), whereby, among other things, Borrower and Lender agreed to the manner in which Borrower would pay to Lender certain obligations of Borrower arising as a result of Borrower’s default of its obligations arising under the Leases; and

WHEREAS, pursuant to the terms of the Transition Agreement, Borrower has agreed to make and enter into this promissory note (this “Note”) to evidence Borrower’s obligation to pay to Lender (i) the Past Due Lease Amounts, and (ii) the Rent Differential Amount, together with accrued interest thereon.

NOW THEREFORE, FOR VALUE RECEIVED, the entities executing this Note as “Borrower” (individually and collectively, “Borrower”), having an address of c/o Clearday, Inc., 8800 Village Drive, 2nd Floor, San Antonio, Texas 78217, hereby promise and agree to pay to the order of MHI-MC San Antonio, LP, a Delaware limited partnership (“MHI San Antonio”); MHI-MC New Braunfels, LP, a Delaware limited partnership (“MHI New Braunfels”); and MHI Little Rock, LP, a Delaware limited partnership (“MHI Little Rock” and together with MHI San Antonio and MHI New Braunfels, individually and collectively, with their respective successors and assigns, “Lender”), having an address of 8701 E. 116th Street, Suite 260, Fishers, Indiana 46038, or such other place as the holder(s) of this Note may designate in writing, the principal sum of TWO MILLION NINE HUNDRED NINETY-FIVE THOUSAND FIVE HUNDRED

Forty-Seven & 44/100 Dollars ($2,995,547.44), or so much thereof as shall from time to time be outstanding hereunder, together with all accrued interest thereon computed and payable in the manner set forth below.

1. DEFINED TERMS. All capitalized terms not defined in this Note shall have the same meaning as given them in the Transition Agreement.

2. MATURITY DATE. The unpaid principal balance of, and all accrued interest on, this Note, unless sooner paid, shall be due and payable in full on July 31, 2025 (the “Maturity Date”).

3.	INTEREST RATE.

3.1 Interest Rate. The outstanding principal balance of this Note, as the same shall exist from time to time, shall bear interest from and after the date of this Note until this Note is fully paid, at the per annum rate of 10% (“Note Rate”), subject to the default interest provisions contained in this Note. Effective immediately upon the occurrence of, and during the continuance of, any Event of Default, the outstanding principal balance of the Note and all other amounts then due under this Note shall bear interest at the per annum rate of 18% (the “Default Rate”). In addition, all other amounts due Lender (whether directly or for reimbursement) under this Note, if not paid when due or, in the event no time period is expressly provided in this Note, if not paid within five days after notice from Lender that the same has become due, shall also bear interest thereafter at the Default Rate.

3.2 Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest accrued and a year of 360 days. In computing interest, the date of funding and the date of payment shall be included.

4.	PAYMENT.

4.1 Payments of Principal and Interest. Borrower shall pay this Note in accordance with the terms and provisions of the Transition Agreement, including Sections 2.3 and 2.4 thereof. The terms and provisions of the Transition Agreement are hereby incorporated herein in their entirety and form a part of this Note as if fully set forth herein. All payments received by Lender in payment of Borrower’s obligations arising under the Transition Agreement may be applied to Borrower’s obligations under this Note in such manner as Lender shall determine in its sole and absolute discretion. However and for the avoidance of doubt, Borrower acknowledges and agrees that the monetary sum of Borrower’s obligations due and owing under the Transition Agreement exceeds the original principal balance of this Note and any payment made by Borrower under and in accordance with the Transition Agreement may be applied by Lender, in its sole and absolute discretion, to such other obligations and in so doing, will not reduce the outstanding principal balance of this Note or any accrued (or accruing) interest thereon. The principal amount outstanding under this Note from time to time shall be recorded by Lender in its records. The aggregate unpaid principal balance of this Note, and accrued but unpaid interest thereon, as shown in the records of the Lender, shall be prima facie evidence of the principal and interest owing and unpaid on this Note. On the Maturity Date, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall be finally due and payable in full, notwithstanding anything in this Note or the Transition Agreement which may be interpreted to the contrary.

4.2 Late Charge. If any payment of principal or interest required under this Note is not received by Lender on or before the fifth day following the due date therefor, Borrower shall pay to Lender a late charge equal to 10% of the amount of such unpaid payment to defray part of the increased cost of collecting late payments and the opportunity costs incurred by Lender because of the unavailability of the funds.

4.3 Prepayments. In addition to all scheduled payments of principal and interest, Borrower may prepay this Note, in whole or in part; except that no partial prepayment will postpone the due date of any installment of interest due under this Note. Lender shall have no obligation to re-disburse any Loan proceeds that have been repaid by Borrower.

4.4 Manner and Time of Payment. All payments of principal, interest and fees payable to Lender under this Note shall be made without condition or reservation of right and free of set-off or counterclaim, and in U.S. dollars. Funds received by Lender after 2:00 p.m. (Central Time) shall be deemed to have been paid on the next succeeding Business Day (defined below). Lender may, by notice to Borrower at any time and from time to time, elect to require that Borrower pay all amounts due under this Note (or portions thereof designated by Lender) (a) by wire transfer and pursuant to wiring instructions that Lender provides to Borrower from time to time, (b) at such place or to such Person(s) as Lender from time to time may designate in writing, or (c) to a lock box.

4.5 Payments on Non-Business Days. Whenever any payment to be made by Borrower under this Note shall be stated to be due on a day that is not a Business Day, payments shall be made on the immediately preceding Business Day and such reduction of time shall be accounted for in the computation of the payment of interest hereunder. As used in this Note, “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Indiana are authorized or required by law or other governmental action to close.

4.6 Application of Payments. At Lender’s sole and absolute discretion all payments received by Lender on account of Borrower’s liabilities under this Note shall be applied as follows: (a) first, to payment of all unpaid fees and expenses owing under this Note; (b) second, to the payment of all accrued and unpaid interest owing under this Note; and (c) third, to the payment of the outstanding principal amount of this Note.

5. DEFAULT. The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) under this Note:

(a) Borrower fails to make any payment due under this Note (whether for principal, interest, late charges or otherwise) on or before the date when it is due;

(b) Borrower fails to observe or comply with any agreement, condition, covenant or other provision of this Note not specifically set forth in the other subsections of this Section 5 and the same is not fully corrected to the complete satisfaction of Lender within 10 days after Lender has given Borrower written notice thereof;

(c) the occurrence of a default (beyond any applicable cure or notice period) under any deed of trust, mortgage, security agreement, pledge agreement, lease assignment, guaranty or other agreement (including any amendment, modification or extension thereof), in each case, now or hereafter securing this Note or the Transition Agreement; or

(d)	the occurrence of an “Event of Default” under the Transition Agreement.

6.	DEFAULT REMEDIES; FORBEARANCE.

6.1 Remedies after Default. Upon the occurrence of any Event of Default, Lender or any subsequent holder of this Note may declare all sums of principal and interest evidenced by this Note to be accelerated and immediately due and payable without demand or notice of any kind, and Lender may thereupon exercise all rights and remedies granted or available to it at law or in equity. Further, upon the occurrence of an Event of Default, Lender may, as to any of the Collateral, exercise all rights and remedies available to Lender with respect thereto. If there is any Event of Default and this Note is placed in the hands of any attorney for collection, or is collected through any court, including any bankruptcy court, Borrower promises and agrees to pay Lender its reasonable attorneys’ fees, court costs and all other expenses incurred in collecting or attempting to collect or securing or attempting to secure this Note or in connection with any of the foregoing, providing the same is legally allowed by the laws of the State of Indiana.

6.2 Cross-Default. Any default by Borrower in the performance or observance of any covenant or condition hereof shall be deemed a default under each of the Transition Agreement and any Related Document (defined below) entitling Lender to exercise all remedies available to Lender under the terms of this Note, the Transition Agreement and/or any Related Document, and any Default under the Transition Agreement or any Related Document shall be deemed a default under this Note entitling Lender to exercise any or all remedies provided for herein.

6.3 Cross-Collateral. The security interests, liens, and other rights and interests in and relative to any Collateral now or hereafter granted to Lender by any Lien Party as security for Borrower’s obligations arising under the Transition Agreement, and any guaranty of any Guarantor that guarantees Borrower’s payment and performance of any obligation of Borrower under the Transition Agreement, shall extend to and secure and/or guarantee, as applicable, Borrower’s obligations under this Note, and, for the repayment thereof, Lender may resort to any security held by it in such order and manner as it may elect.

6.4 Forbearance. Lender may, at its sole discretion, grant an extension of time for payment of any amount due under the terms of this Note or any other indulgence or forbearance, without affecting the liability of Borrower under this Note and without waiving any rights Lender may have under this Note or under the laws of the United States, the State of Indiana, or any other state.

7.	MISCELLANEOUS PROVISIONS.

7.1 Waiver of Presentment, Protest and Notice of Dishonor. Borrower hereby expressly waives presentment, demand, notice of dishonor, protest, notice of protest and nonpayment and further waives all exemptions to which it may now or hereafter be entitled under the laws of the State of Indiana or any other state or of the United States. The liability of Borrower under this Note shall not in any way be diminished, released, voided or adversely affected as a result of the invalidity of any document relating to the Note, including the Transition Agreement or any document or instrument purporting to secure the indebtedness evidenced by this Note, or by the release of any or all of the security for the indebtedness evidenced by this Note or as a result of Lender not requiring any documents related to this Note to be executed or properly perfected and filed or as a result of any other defect in the lien or security interest of Lender on any or all of the security for this Note even if through the fault or negligence of Lender. Borrower hereby waives any and all claims and defenses arising out of, or in any way relating to, such failure on the part of Lender to perfect its security interest in, or lien on, all, or any portion, of any collateral intended to secure this Note. This Note is a full recourse obligation of Borrower.

7.2 Remedies Not Exclusive. No remedy conferred by this Note upon or reserved to Lender is intended to be exclusive of any other remedy or remedies available to Lender under this Note, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

7.3 No Waivers by Lender. No delay or omission of Lender in exercising any right or power accruing upon any default under this Note shall impair any such right or power or shall be construed to be a waiver or any acquiescence of any default under this Note, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise of any other right or power. Acceptance of any payment after the occurrence of an Event of Default shall not be deemed to waive or cure such Event of Default; and every power and remedy given by this Note to Lender may be exercised from time to time as often as may be deemed expedient by Lender. Borrower hereby waives any right to require Lender at any time to pursue any remedy in Lender’s power whatsoever.

7.4 Severability. The invalidity or unenforceability of any provision of this Note in general or in any particular circumstance shall not affect the validity or enforceability of any one or more of the other provisions of this Note or the validity of such provision as applied to any other circumstance. Borrower agrees that this Note and all provisions hereof shall be interpreted so as to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

7.5 Time of the Essence. TIME SHALL BE OF THE ESSENCE IN THE PERFORMANCE OF ALL OBLIGATIONS OF BORROWER UNDER THIS NOTE.

7.6 Governing Law; Venue. This Note is executed and delivered in and shall be construed and enforced in accordance with, and all disputes arising out of or related to this Note shall be governed by, the laws of the State of Indiana, without giving effect to any conflict of law rule or principle that might require the application of the laws of another jurisdiction. Borrower hereby (a) consents and submits to the jurisdiction of the courts of the State of Indiana and the federal courts sitting in the State of Indiana with respect to any dispute arising, directly or indirectly, out of this Note, (b) waives any objections which Borrower may have to the laying of venue in any such suit, action or proceeding in either such court and (c) agrees to join Lender in any petition for removal to either such court.

7.7 Savings Clause. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment of this Note or otherwise relating to this Note (each, a “Related Document”), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the “Maximum Rate”). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Lender or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (a) the provisions of this paragraph shall govern and control; (b) neither Borrower nor any other Person now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (c) any such excess interest which is or has been received by Lender, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (d) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Lender. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

7.8 Notices. All notices and demands, consents, approvals, requests or other commitments required or permitted to be to be given under this Note shall be in writing (and if not in writing shall not be deemed effective) and shall be given to Lender and Borrower as set forth in the Transition Agreement.

7.9 Joint and Several. The obligations of each entity comprising Borrower under this Note shall be joint and several, and each Borrower shall be primarily and directly liable for the full and entire payment and performance of the liabilities and obligations under or in connection with this Note. The full joint and several liability of each Borrower for the liabilities and obligations of Borrower shall not be affected or diminished by the bankruptcy or insolvency of any of them, or by the unenforceability of any such liability or obligation against any of them.

7.10 Assignment. Lender may assign its rights and obligations under this Note without notice to or the consent of Borrower. Borrower may not directly or indirectly assign its rights or obligations under this Note without the prior consent of Lender, which consent may be given or withheld in Lender’s sole discretion.

7.11 Recitals. The above recitals are true and correct in all material respects and are incorporated into and shall constitute a part of this Note.

7.12 Interpretation. Section titles or captions in this Note are included for purposes of convenience only and shall not be considered a part of the Agreement in construing or interpreting any of its provisions. All references in this Note to Sections shall refer to Sections of this Note unless the context clearly otherwise requires. Unless the context otherwise requires, when used in this Note, the singular shall include the plural, the plural shall include the singular, and all pronouns shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require. When used in this Note the term “including” shall have the commonly accepted meaning associated with such word and shall be interpreted as if the words “without limitation” immediately followed.

7.13 Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE. BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. BORROWER FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, THIS WAIVER HAS BEEN REVIEWED BY BORROWER AND BORROWER’S COUNSEL AND IS A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE FROM BORROWER.

7.14 Electronic Delivery. This Note may be executed and delivered by Borrower electronically (including via email or facsimile transmission), which shall be deemed to be the execution and delivery of an original.

7.15 Entire Agreement; Conflict. This Note and the Transition Agreement, read as a whole, set forth the parties’ rights, responsibilities and liabilities with respect to Borrower’s obligations contemplated by this Note. For the avoidance of doubt, this Note is not intended to and does not define the full liability of Borrower with respect to its obligations under the Transition Agreement and this Note, and Borrower’s performance of its obligations hereunder, shall not be construed to limit the liability of Borrower under the Transition Agreement. In the event of a conflict between this Note and the Transition Agreement, the Transition Agreement shall control with respect to any such conflict.

[Signature page follows]

In Witness Whereof, Borrower has executed this Note on and as of the date first above written.

BORROWER:

MCA Mainstreet Tenant, LLC,
a Tennessee limited liability company

By:
Name:	B.J. Parrish
Title:	Authorized Person

MCA Westover Hills Operating Company,
LLC, a Tennessee limited liability company

By:
Name:	B.J. Parrish
Title:	Authorized Person

MCA New Braunfels Operating Company,
LLC, a Tennessee limited liability company

By:
Name:	B.J. Parrish
Title:	Authorized Person

Memory Care at Good Shepherd, LLC,
an Arkansas limited liability company

By:
Name:	B.J. Parrish
Title:	Authorized Person

[Lender acknowledgment and agreement follows]

ACKNOWLEDGED AND AGREED TO BY LENDER:

MHI-MC SAN ANTONIO, LP,

MHI-MC NEW BRAUNFELS, LP, and

MHI LITTLE ROCK, LP,

each a Delaware limited partnership

By:
Name:	Scott D. Higgs
Title:	Chief Financial Officer

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